UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2017

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 2.02. Results of Operations and Financial Condition.

On February 16, 2017, ANI Pharmaceuticals, Inc. (the “Company” or “ANI”) issued a press release announcing that ANI will release its fourth quarter and full year 2016 financial results and 2017 guidance on Thursday, March 2, 2017, before the opening of the U.S. financial markets. The Company will host a conference call with the investment community at 10:30am, Eastern Time on March 2, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.

 In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2017, the Board of Directors (the "Board") of ANI Pharmaceuticals, Inc. adopted an amendment to Article III, Section 1 of the Company’s Amended and Restated Bylaws (the "Bylaws") to provide for a majority vote standard for the election of directors in uncontested director elections. In future uncontested elections of directors, each director of the Company will be elected by the affirmative majority of the votes cast. A majority of the votes cast means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" in order for that director to be elected. Under the Company's previous Bylaw provisions, directors were elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In contested elections, directors will continue to be elected by the vote of a plurality of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

Under the Bylaws as amended, and the Company's Corporate Governance Guidelines, as amended, following any uncontested election, an incumbent director who does not receive the required majority vote is required to promptly tender his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board as to whether the resignation should be accepted.

The Board must act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. If the Board does not accept a director’s resignation, the director will continue to serve until the next annual shareholders’ meeting or his or her successor is duly elected and qualified or until the director’s earlier death, other resignation, or removal. In addition, the Board shall, within four business days after reaching its decision, publicly disclose the decision, including the reasons for not accepting a resignation offer, if applicable, by a filing a Current Report on Form 8-K with the Securities and Exchange Commission. If a director’s resignation is accepted or, in an uncontested election, a nominee who is not an incumbent director is not elected, the Board may fill the resulting vacancy by the vote of a majority of the remaining directors, decrease the size of the Board or take any other appropriate action it deems to be in the best interest of the Company.

The Company’s Amended and Restated Bylaws is filed as Exhibit to 3.1 to this Current Report on Form 8-K. A copy of the Company's Amended and Restated Corporate Governance Guidelines is available on the investor relations section of the Company's corporate website, www.anipharmaceuticals.com.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

3.1	Amended and Restated Bylaws of ANI Pharmaceuticals, Inc.

99.1	Press release, dated February 16, 2017, issued by ANI

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance and Chief Financial Officer
Dated: February 16, 2017

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